EXHIBIT 16(c)(5)

Bringdown Presentation to the

Independent Director of

Sierra

February 1, 2002

Raymond James

& Associates, Inc.	Confidential

SIERRA RECENT STOCK PRICE ACTIVITY

Sierra

Daily Price and Volume Traded from 4/26/99 — 4/25/00

Date	Volume	Price	Date	Volume	Price	Date	Volume	Price	Date	Volume	Price	Date	Volume	Price

4/26/99	0		7/12/99			9/24/99			12/9/99			2/25/00	1,600	$21.00

4/27/99			7/13/99			9/27/99			12/10/99			2/28/00	300	$21.00

4/28/99			7/14/99			9/28/99			12/13/99			2/29/00	2,300	$21.00

4/29/99	1,200	$30.00	7/15/99	100	$21.00	9/29/99			12/14/99			3/1/00

4/30/99			7/16/99			9/30/99			12/15/99			3/2/00

5/3/99			7/19/99			10/1/99	200	$33.00	12/16/99			3/3/00	100	$21.00

5/4/99			7/20/99	100	$21.00	10/4/99			12/17/99	600	$22.00	3/6/00	100	$21.00

5/5/99			7/21/99			10/5/99			12/20/99			3/7/00

5/6/99			7/22/99			10/6/99			12/21/99	100	$22.00	3/8/00	100	$21.00

5/7/99			7/23/99	100	$24.50	10/7/99			12/22/99	500	$22.00	3/9/00

5/10/99			7/26/99	1,000	$21.00	10/8/99			12/23/99	200	$22.00	3/10/00	100	$21.00

5/11/99			7/27/99	1,000	$25.00	10/11/99			12/27/99			3/13/00

5/12/99			7/28/99			10/12/99			12/28/99			3/14/00

5/13/99			7/29/99			10/13/99			12/29/99	2,700	$22.00	3/15/00

5/14/99			7/30/99			10/14/99	400	$26.00	12/30/99	800	$22.00	3/16/00	100	$21.00

5/17/99			8/2/99	200	$24.00	10/15/99	4,100	$24.00	12/31/99	700	$21.00	3/17/00

5/18/99			8/3/99	500	$24.50	10/18/99			1/3/00			3/20/00	1,300	$21.00

5/19/99			8/4/99	1,300	$25.00	10/19/99			1/4/00	300	$21.00	3/21/00	1,300	$24.00

5/20/99	300	$26.00	8/5/99			10/20/99			1/5/00	200	$23.00	3/22/00	1,000	$21.00

5/21/99	400	$35.00	8/6/99			10/21/99			1/6/00			3/23/00

5/24/99			8/9/99			10/22/99	100	$23.00	1/7/00			3/24/00	100	$21.00

5/25/99			8/10/99			10/25/99	10,000	$23.25	1/10/00			3/27/00	500	$21.00

5/26/99			8/11/99			10/26/99			1/11/00			3/28/00	800	$21.00

5/27/99			8/12/99	100	$27.00	10/27/99			1/12/00			3/29/00	500	$47.00

5/28/99			8/13/99			10/28/99			1/13/00			3/30/00

6/1/99			8/16/99			10/29/99			1/14/00	400	$21.00	3/31/00

6/2/99	400	$26.00	8/17/99			11/1/99			1/18/00			4/3/00

6/3/99			8/18/99			11/2/99			1/19/00			4/4/00

6/4/99			8/19/99			11/3/99			1/20/00	100	$21.00	4/5/00

6/7/99			8/20/99			11/4/99			1/21/00	100	$21.00	4/6/00

6/8/99			8/23/99			11/5/99			1/24/00			4/7/00

6/9/99			8/24/99			11/8/99			1/25/00	300	$21.00	4/10/00

6/10/99	15,500	$26.50	8/25/99			11/9/99			1/26/00			4/11/00	200	$47.00

6/11/99	4,000	$28.00	8/26/99			11/10/99			1/27/00			4/12/00	100	$21.00

6/14/99			8/27/99	300	$25.00	11/11/99			1/28/00			4/13/00

6/15/99			8/30/99			11/12/99			1/31/00			4/14/00

6/16/99			8/31/99			11/15/99	100	$22.00	2/1/00	2,600	$21.00	4/17/00

6/17/99	800	$26.00	9/1/99			11/16/99			2/2/00			4/18/00	100	$21.00

6/18/99			9/2/99	100	$25.00	11/17/99	1,800	$22.00	2/3/00			4/19/00

6/21/99			9/3/99			11/18/99	6,400	$22.00	2/4/00	800	$21.00	4/20/00

6/22/99	7,800	$25.00	9/7/99	100	$25.00	11/19/99			2/7/00	1,900	$21.00	4/24/00

6/23/99	100	$29.50	9/8/99			11/22/99			2/8/00			4/25/00	1,600	$23.00

6/24/99			9/9/99			11/23/99			2/9/00	100	$21.00

6/25/99			9/10/99			11/24/99			2/10/00	2,500	$21.00

6/28/99			9/13/99	1,100	$25.00	11/26/99	1,300	$28.75	2/11/00

6/29/99			9/14/99			11/29/99	200	$22.00	2/14/00

6/30/99			9/15/99	4,000	$25.00	11/30/99			2/15/00

7/1/99			9/16/99			12/1/99	200	$22.00	2/16/00	200	$21.00

7/2/99			9/17/99			12/2/99	500	$22.00	2/17/00

7/6/99			9/20/99			12/3/99	100	$22.00	2/18/00

7/7/99			9/21/99			12/6/99	900	$22.00	2/22/00

7/8/99			9/22/99			12/7/99			2/23/00

7/9/99			9/23/99	9,300	$22.00	12/8/99	1,200	$22.00	2/24/00

TRADING SUMMARY

total volume traded	104,600

maximum volume	15,500

minimum volume	0

average volume	1,341

# of potential trading days	254

# of actual trade days	78

high price	$47.00

low price	$21.00

PREMIUM ANALYSIS

	Price	Bid Premium

1 day prior	n/a	n/a

1 week prior	$21.00	115.8%

4 weeks prior	$21.00	115.8%

Sierra

Daily Price and Volume Traded from 4/26/00 — 1/31/02

Date	Volume	Price	Date	Volume	Price	Date	Volume	Price	Date	Volume	Price

4/26/00	2,400	$39.00	7/14/00	100	$31.00	10/3/00	400	$42.00	12/21/00	400	$41.00

4/27/00			7/17/00			10/4/00			12/22/00

4/28/00	500	$37.50	7/18/00			10/5/00	300	$42.00	12/26/00	1,200	$41.75

5/1/00			7/19/00			10/6/00	400	$39.50	12/27/00	2,800	$41.75

5/2/00			7/20/00			10/9/00			12/28/00

5/3/00			7/21/00	100	$31.00	10/10/00			12/29/00	800	$41.88

5/4/00	1,000	$44.88	7/24/00			10/11/00			1/2/01

5/5/00			7/25/00			10/12/00			1/3/01	300	$42.00

5/8/00			7/26/00			10/13/00			1/4/01	800	$42.50

5/9/00			7/27/00			10/16/00			1/5/01

5/10/00			7/28/00			10/17/00			1/8/01

5/11/00			7/31/00			10/18/00	200	$40.00	1/9/01	2,400	$44.00

5/12/00	100	$37.50	8/1/00	200	$31.00	10/19/00			1/10/01

5/15/00	600	$44.88	8/2/00	500	$31.00	10/20/00			1/11/01

5/16/00	200	$44.38	8/3/00			10/23/00			1/12/01

5/17/00			8/4/00			10/24/00	4,400	$39.50	1/16/01

5/18/00			8/7/00			10/25/00			1/17/01

5/19/00			8/8/00			10/26/00			1/18/01

5/22/00			8/9/00			10/27/00			1/19/01

5/23/00			8/10/00			10/30/00			1/22/01

5/24/00	9,500	$44.88	8/11/00			10/31/00	800	$39.50	1/23/01

5/25/00			8/14/00			11/1/00			1/24/01

5/26/00			8/15/00			11/2/00	1,500	$40.50	1/25/01

5/30/00			8/16/00			11/3/00			1/26/01

5/31/00			8/17/00			11/6/00			1/29/01

6/1/00			8/18/00			11/7/00			1/30/01	400	$43.00

6/2/00			8/21/00			11/8/00			1/31/01

6/5/00			8/22/00			11/9/00	300	$40.00	2/1/01

6/6/00			8/23/00			11/10/00	4,000	$40.00	2/2/01

6/7/00	300	$38.00	8/24/00			11/13/00	2,400	$41.00	2/5/01

6/8/00	1,300	$38.00	8/25/00			11/14/00	400	$42.50	2/6/01

6/9/00			8/28/00			11/15/00			2/7/01

6/12/00			8/29/00			11/16/00	400	$40.88	2/8/01	300	$40.00

6/13/00	2,000	$38.00	8/30/00			11/17/00	300	$40.88	2/9/01	500	$42.00

6/14/00	3,100	$38.00	8/31/00			11/20/00	900	$42.00	2/12/01

6/15/00			9/1/00			11/21/00			2/13/01	2,200	$44.00

6/16/00	200	$38.38	9/5/00			11/22/00			2/14/01

6/19/00			9/6/00			11/24/00			2/15/01	500	$43.00

6/20/00			9/7/00			11/27/00			2/16/01	200	$43.25

6/21/00	500	$31.00	9/8/00			11/28/00			2/20/01

6/22/00			9/11/00			11/29/00			2/21/01

6/23/00	200	$32.13	9/12/00			11/30/00	100	$39.88	2/22/01

6/26/00			9/13/00			12/1/00			2/23/01	600	$41.00

6/27/00	100	$40.00	9/14/00			12/4/00	28,600	$41.50	2/26/01	300	$43.00

6/28/00			9/15/00			12/5/00			2/27/01

6/29/00	100	$31.00	9/18/00	300	$31.00	12/6/00	16,300	$43.00	2/28/01

6/30/00	200	$31.75	9/19/00			12/7/00			3/1/01

7/3/00			9/20/00	900	$41.00	12/8/00			3/2/01

7/4/00			9/21/00			12/11/00			3/5/01

7/5/00			9/22/00			12/12/00			3/6/01	400	$41.00

7/6/00			9/25/00	200	$40.00	12/13/00			3/7/01

7/7/00			9/26/00			12/14/00			3/8/01	300	$40.00

7/10/00	200	$31.00	9/27/00	200	$40.00	12/15/00	300	$40.00	3/9/01	400	$41.00

7/11/00	100	$34.00	9/28/00	700	$40.00	12/18/00	400	$41.00	3/12/01

7/12/00			9/29/00	1,600	$40.00	12/19/00			3/13/01

7/13/00			10/2/00			12/20/00	300	$40.00	3/14/01	1,200	$41.75

Sierra

Daily Price and Volume Traded from 4/26/00 — 1/31/02 (cont’d)

Date	Volume	Price	Date	Volume	Price	Date	Volume	Price	Date	Volume	Price

3/15/01	2,800	$41.75	6/7/01			8/30/01			11/27/01

3/16/01			6/8/01			8/31/01	200	$40.00	11/28/01

3/19/01	800	$41.88	6/11/01			9/3/01			11/29/01

3/20/01			6/12/01			9/4/01	400	$41.50	11/30/01

3/21/01			6/13/01	900	$43.00	9/5/01			12/3/01

3/22/01	300	$42.00	6/14/01			9/6/01			12/4/01

3/23/01	800	$42.50	6/15/01			9/7/01			12/5/01

3/26/01			6/18/01			9/10/01			12/6/01

3/27/01			6/19/01			9/11/01			12/7/01

3/28/01	2,400	$44.00	6/20/01			9/17/01	200	$36.00	12/10/01

3/29/01			6/21/01			9/18/01			12/11/01

3/30/01			6/22/01	200	$40.00	9/19/01			12/12/01

4/2/01			6/25/01	600	$43.00	9/20/01			12/13/01	200	$37.75

4/3/01			6/26/01			9/21/01			12/14/01

4/4/01			6/27/01			9/24/01			12/17/01

4/5/01			6/28/01			9/25/01			12/18/01

4/6/01			6/29/01			9/26/01			12/19/01	200	$38.18

4/9/01			7/2/01			9/27/01			12/20/01

4/10/01			7/3/01			9/28/01			12/21/01

4/11/01			7/5/01	700	$42.00	10/1/01			12/24/01

4/12/01			7/6/01			10/2/01			12/26/01

4/16/01	400	$42.95	7/9/01			10/3/01	100	$42.50	12/27/01

4/17/01			7/10/01	400	$43.50	10/4/01			12/28/01	12,500	$42.60

4/18/01			7/11/01			10/5/01			12/31/01

4/19/01			7/12/01	200	$42.00	10/8/01			1/2/02	100	$40.00

4/20/01			7/13/01	600	$42.00	10/9/01			1/3/02	1,000	$40.00

4/23/01			7/16/01	200	$41.25	10/10/01			1/4/02

4/24/01			7/17/01	400	$44.00	10/11/01			1/7/02

4/25/01			7/18/01			10/12/01			1/8/02

4/26/01			7/19/01			10/15/01			1/9/02

4/27/01			7/20/01	600	$43.00	10/16/01			1/10/02

4/30/01			7/23/01			10/17/01			1/11/02

5/1/01			7/24/01			10/18/01			1/14/02

5/2/01			7/25/01			10/19/01			1/15/02

5/3/01			7/26/01			10/22/01			1/16/02

5/4/01			7/27/01			10/23/01	4,300	$43.00	1/17/02	1,200	$38.00

5/7/01			7/30/01			10/24/01			1/18/02

5/8/01			7/31/01			10/25/01			1/22/02

5/9/01			8/1/01			10/26/01			1/23/02

5/10/01			8/2/01	100	$44.00	10/29/01			1/24/02	400	$42.00

5/11/01			8/3/01	100	$43.00	10/30/01			1/25/02

5/14/01			8/6/01	200	$42.50	10/31/01			1/28/02

5/15/01			8/7/01			11/1/01			1/29/02

5/16/01			8/8/01			11/2/01			1/30/02

5/17/01			8/9/01	100	$40.00	11/5/01			1/31/02

5/18/01			8/10/01			11/6/01

5/21/01			8/13/01			11/7/01

5/22/01			8/14/01			11/8/01

5/23/01			8/15/01	100	$39.50	11/9/01

5/24/01			8/16/01			11/12/01

5/25/01	100	$40.25	8/17/01			11/13/01

5/28/01			8/20/01			11/14/01

5/29/01			8/21/01			11/15/01

5/30/01			8/22/01			11/16/01

5/31/01			8/23/01			11/19/01

6/1/01			8/24/01			11/20/01

6/4/01			8/27/01			11/21/01

6/5/01	200	$40.50	8/28/01			11/23/01

6/6/01			8/29/01			11/26/01

TRADING SUMMARY

total volume traded	117,500

maximum volume	28,600

minimum volume	100

average volume	1,399

# of potential trading days	390

# of actual trade days	84

high price	$44.00

low price	$31.00

FAIRNESS OPINION ANALYSIS

Valuation Summary

Sierra

Valuation Summary
(Figures in thousands, except per share data)

	Implied					Implied					Implied Equity
Valuation Method	Enterprise Value					Equity Value					Price Per Share

Discounted Cash Flow Analysis		low		high			low		high			low		high

Range of DCF Matrix		$92,556	–	$138,728			$36,973	–	$83,145			$18.21	–	$40.96

Comparable Company Analysis	Low	Median		Mean	High	Low	Median		Mean	High	Low	Median		Mean	High

TEV / TTM Sales	$128,961	$198,312		$243,500	$339,065	$73,378	$142,729		$187,917	$283,482	$36.15	$70.31		$92.57	$139.65

TEV / TTM EBITDA	87,911	116,094		118,719	153,651	32,328	60,511		63,136	98,068	$15.93	$29.81		$31.10	$48.31

TEV / TTM EBIT	58,398	72,363		74,898	96,058	2,815	16,780		19,315	40,475	$1.39	$8.27		$9.51	$19.94

TTM P/E	101,936	123,664		125,134	151,273	46,353	68,081		69,551	95,690	$22.83	$33.54		$34.26	$47.14

TEV / 2001E EBITDA	96,675	112,567		118,847	145,164	41,092	56,984		63,264	89,581	$20.24	$28.07		$31.16	$44.13

TEV / 2002E EBITDA	106,548	123,649		127,206	150,363	50,965	68,066		71,623	94,780	$25.11	$33.53		$35.28	$46.69

CY2001E P/E	65,687	68,599		69,193	74,956	10,104	13,016		13,610	19,373	$4.98	$6.41		$6.70	$9.54

CY2002E P/E	68,352	72,934		75,271	91,915	12,769	17,351		19,688	36,332	$6.29	$8.55		$9.70	$17.90

Comparable M&A Transactions

TEV / TTM Sales	108,953	225,335		235,466	344,075	53,370	169,752		179,883	288,492	$26.29	$83.62		$88.61	$142.11

TEV / TTM EBITDA	67,027	98,905		99,677	142,280	11,444	43,322		44,094	86,697	$5.64	$21.34		$21.72	$42.71

TEV / TTM EBIT	29,938	54,219		59,443	118,719	(25,645)	(1,364)		3,860	63,136	$(12.63)	$(0.67)		$1.90	$31.10

Equity Value / TTM Net Income	72,162	83,366		88,684	120,084	16,579	27,783		33,101	64,501	$8.17	$13.69		$16.31	$31.77

Premium Paid

1 Day Premium	n/a	n/a		n/a	n/a	n/a	n/a		n/a	n/a	n/a	n/a		n/a	n/a

1 Week Premium	101,759	111,718		113,680	128,663	46,176	56,135		58,097	73,080	$22.75	$27.65		$28.62	$36.00

4 Week Premium	101,265	111,338		115,317	135,212	45,682	55,755		59,734	79,629	$22.50	$27.47		$29.43	$39.23

Discounted Cash Flow Analysis

Discounted Cash Flow Analysis

Target Projected Unlevered Free Cash Flow
(Figures in thousands, except per share data)

Fiscal year ended December 31,	Projected

	Oct. - Dec.
	2001	2002	2003	2004	2005	2006

Operating revenues	$37,580	$152,068	$161,029	$170,668	$181,710	$195,779

Cost of revenues	22,110	88,398	93,657	99,427	106,356	115,003

Gross profit	15,470	63,670	67,372	71,241	75,355	80,776

SG&A expenses	11,121	45,878	48,172	50,581	53,110	55,765

EBITDA	4,349	17,792	19,200	20,660	22,245	25,011

Depreciation & amortization	4,256	10,063	10,447	10,361	10,857	11,615

Operating income	93	7,729	8,753	10,300	11,388	13,396

Interest income	135	1,500	1,750	2,250	2,750	3,500

Interest expense	(1,685)	(7,389)	(6,887)	(6,467)	(6,106)	(5,912)

Other income (expense)	(24)	—	—	—	—	—

Total interest & other	(1,574)	(5,889)	(5,137)	(4,217)	(3,356)	(2,412)

Income before taxes	(1,481)	1,840	3,616	6,083	8,032	10,984

Provision for income taxes	(518)	644	1,266	2,129	2,811	3,844

Net income available to common	$(963)	$1,196	$2,350	$3,954	$5,221	$7,139

Diluted shares outstanding	2,030	2,030	2,030	2,030	2,030	2,030

Diluted EPS	$(0.47)	$0.59	$1.16	$1.95	$2.57	$3.52

UNLEVERED FREE CASH FLOW ANALYSIS

Operating Income (EBIT)	93	7,729	8,753	10,300	11,388	13,396

Less: Income Taxes	(33)	(2,705)	(3,064)	(3,605)	(3,986)	(4,689)

Plus: Depreciation and amortization	4,256	10,063	10,447	10,361	10,857	11,615

Less: Investment in working capital	168	127	—	—	—	54

Less: Capital expenditures	(3,447)	(8,000)	(8,500)	(9,200)	(9,700)	(10,400)

UNLEVERED FREE CASH FLOW	$1,037	$7,214	$7,636	$7,855	$8,559	$9,976

Discounted Cash Flow Analysis

Summary Valuation Table
(Figures in thousands, except per share data)

Discount Rate (1)		Terminal Value EBITDA Multiples (2)

		5.0x	6.0x	7.0x

10.0%

	Present Value of Unlevered Free Cash Flows (2001-2006) (3)	$32,579	$32,579	$32,579

	Present Value of 12/31/06 Terminal Value	75,820	90,985	106,149

	Present Value of Enterprise	108,400	123,564	138,728

	Plus: Cash at 9/30/01	28,695	28,695	28,695

	Less: Debt at 9/30/01	84,278	84,278	84,278

	Present Value of Equity	52,817	67,981	83,145

	% Value in Terminal Value	69.9%	73.6%	76.5%

	Implied price per share:	$26.02	$33.49	$40.96

12.0%

	Present Value of Unlevered Free Cash Flows (2001-2006) (3)	$31,083	$31,083	$31,083

	Present Value of 12/31/06 Terminal Value	68,977	82,772	96,568

	Present Value of Enterprise	100,059	113,855	127,650

	Plus: Cash at 9/30/01	28,695	28,695	28,695

	Less: Debt at 9/30/01	84,278	84,278	84,278

	Present Value of Equity	44,476	58,272	72,067

	% Value in Terminal Value	68.9%	72.7%	75.7%

	Implied price per share:	$21.91	$28.71	$35.50

14.0%

	Present Value of Unlevered Free Cash Flows (2001-2006) (3)	$29,700	$29,700	$29,700

	Present Value of 12/31/06 Terminal Value	62,856	75,427	87,999

	Present Value of Enterprise	92,556	105,127	117,698

	Plus: Cash at 9/30/01	28,695	28,695	28,695

	Less: Debt at 9/30/01	84,278	84,278	84,278

	Present Value of Equity	36,973	49,544	62,115

	% Value in Terminal Value	67.9%	71.7%	74.8%

	Implied price per share:	$18.21	$24.41	$30.60

(1)	Discount rate based on weighted average cost of capital calculation and qualitative judgments.

(2)	Terminal Value = 2006 Projected EBITDA x Multiple. Multiple range based on comparable company analysis, precedent transaction analysis and qualitative judgments.

(3)	Present value calculation assumes mid-year cash flows and is discounted to 9/30/01.

Comparable Company Analysis

Sierra

Valuation Summary – Comparable Company Analysis
(Figures in thousands, except per share data)

		Market								Implied Enterprise				Implied Equity
Company Statistic		Multiples								Valuation				Valuation

		low		median		mean		high		low	median	mean	high	low	median	mean	high
TEV / TTM Sales	$141,873	0.9	x	1.4	x	1.4	x	2.4	x	$128,961	$198,312	$243,500	$339,065	$73,378	$142,729	$187,917	$283,482

TEV / TTM EBITDA	15,700	5.6		7.4		7.6		9.8		87,911	116,094	118,719	153,651	32,328	60,511	63,136	98,068

TEV / TTM EBIT	6,379	9.2		11.3		11.7		15.1		58,398	72,363	74,898	96,058	2,815	16,780	19,315	40,475

TTM P/E	3,023	15.3		22.5		23.0		31.7		101,936	123,664	125,134	151,273	46,353	68,081	69,551	95,690

TEV / 2001E EBITDA	15,543	6.2		7.2		7.6		9.3		96,675	112,567	118,847	145,164	41,092	56,984	63,264	89,581

TEV / 2002E EBITDA	17,792	6.0		6.9		7.1		8.5		106,548	123,649	127,206	150,363	50,965	68,066	71,623	94,780

CY 2001E P/E	693	14.6		18.8		19.6		28.0		65,687	68,599	69,193	74,956	10,104	13,016	13,610	19,373

CY 2002E P/E	1,196	10.7		14.5		16.5		30.4		68,352	72,934	75,271	91,915	12,769	17,351	19,688	36,332

Sierra

Comparable Company Analysis
(Figures in millions, except stock price data) (1)

				TTM					Forward(3)
													Equity
			TTM	Net	Gross			Net	2001E	2002E	Price	Diluted	Market	Book
Symbol	Company Name	FYE	Quarter	Revenue(2)	Profit	EBITDA	EBIT	Income	EBITDA	EBITDA	1/31/2002	Shares	Val	Val	Debt	Cash	TEV(4)

AGY	Argosy Gaming (5)	12/01	12/01	919	$0	275	222	n/a	275	$283	$36.98	29.5	$1,092	$171	$999	$58	$2,033

ASCA	Ameristar Casinos (6)	12/00	9/01	593	n/a	145	105	22	152	169	29.30	27.8	815	128	645	42	1,418

AZR	Aztar Corp	12/00	9/01	831	420	172	120	50	173	169	19.32	38.6	745	444	466	82	1,130

BYD	Boyd Gaming (7)	12/00	9/01	1,112	450	201	103	14	218	251	8.23	62.3	512	346	1,114	82	1,544

ISLE	Isle Of Capris Casinos (8)	4/01	10/01	1,037	501	220	147	28	233	242	16.33	29.4	481	170	1,065	96	1,449

RIV	Riviera	12/00	9/01	213	82	35	17	(5)	n/a	n/a	4.80	3.5	17	12	221	44	193

STN	Station Casinos	12/01	12/01	839	n/a	213	143	29	213	234	13.97	58.1	812	245	1,232	66	1,978

	Sierra (at Offer Price) (9)	12/00	9/01	141.9	51.7	15.7	6.4	3.0	15.5	17.8	$45.32	2.0	92.0	138	84	29	148

(1)	All data excludes non-recurring and extraordinary items.

(2)	Net revenue equals gross revenue less promotional allowances.

(3)	Forward EBITDA figures are Wall Street research estimates.

(4)	Total enterprise value equals equity market value plus total debt minus cash.

(5)	TTM data is pro forma for the acquisition of Empress Casino Joliet estimated based on property performance since it was acquired on July 31, 2001. Pro forma net income data is not available.

(6)	Pro Forma for the disposition of The Reserve and for the acquisition of the Ameristar St. Charles and the Ameristar Kansas City. Reflects recent follow-on offering completed on 12/11/2001.

(7)	Excludes one-time termination fee revenues of $71.0 million related to the Silver Star management agreement.

(8)	Forward EBITDA estimates for ISLE for 2001 and 2002 are for the fiscal years ended in April 2002 and 2003 respectively.

(9)	Applies the Offer Price to diluted shares of 2.03 million to calculate Implied Equity Value.

Sierra

Comparable Company Analysis

		TTM Multiples						Forward Multiples				TTM Margins

								2001E		2002E				Net
Symbol	Company Name	Revenue		EBITDA		EBIT		EBITDA		EBITDA		EBITDA	EBIT	Income	D&A	Capex.

AGY	Argosy Gaming (1)	2.2	x	7.4	x	9.2	x	7.4	x	7.2	x	29.9%	24.2%	n/a	5.8%	3.2%

ASCA	Ameristar Casinos (2)	2.4		9.8		13.6		9.3		8.4		24.4%	17.6%	3.7%	6.8%	3.5%

AZR	Aztar Corp	1.4		6.6		9.4		6.5		6.7		20.7%	14.4%	6.1%	6.3%	2.8%

BYD	Boyd Gaming (3)	1.4		7.7		15.1		7.1		6.2		18.0%	9.2%	1.3%	8.8%	5.1%

ISLE	Isle Of Capris Casinos	1.4		6.6		9.8		6.2		6.0		21.2%	14.2%	2.7%	7.0%	4.9%

RIV	Riviera	0.9		5.6		11.3		n/a		n/a		16.2%	8.0%	n/m	8.2%	11.8%

STN	Station Casinos	2.4		9.3		13.8		9.3		8.5		25.3%	17.0%	3.5%	8.3%	4.3%

	Min	0.9	x	5.6	x	9.2	x	6.2	x	6.0	x	16.2%	8.0%	1.3%	5.8%	2.8%

	Median	1.4		7.4		11.3		7.2		6.9		21.2%	14.4%	3.5%	7.0%	4.3%

	Mean	1.7		7.6		11.7		7.6		7.1		22.3%	15.0%	3.4%	7.3%	5.1%

	Max	2.4		9.8		15.1		9.3		8.5		29.9%	24.2%	6.1%	8.8%	11.8%

	Sierra (at Offer Price)	1.0		9.4		23.1		9.5		8.3		11.1%	4.5%	2.1%	6.6%	5.1	%(4)

(1)	TTM data is pro forma for the acquisition of Empress Casino Joliet estimated based on property performance since it was acquired on July 31, 2001. Capex data is based on 2002 estimates.

(2)	Pro Forma for the disposition of The Reserve and for the acquisition of the Ameristar St. Charles and the Ameristar Kansas City.

(3)	Excludes one-time termination fee revenues of $71.0 million related to the Silver Star management agreement.

(4)	Sierra’s Capex. as a percentage of sales is based on projected 2001 capital expenditures, exclusive of Phase II construction costs.

Sierra

Comparable Company Analysis

											Calendar 2001			Calendar 2002
							TTM				Est.(1)			Est.(1)

		Price	Price	Price Perf.	Price/			Period
Symbol	Company Name	1/31/2001	1/31/2002	LTM	Book		EPS	Ending	P / E		EPS	P / E		EPS	P / E

AGY	Argosy Gaming	$23.52	$36.98	57.2%	6.4	x	n/a	12/01	n/a	x	n/a	n/a	x	$3.12	11.9	x

ASCA	Ameristar Casinos	6.25	29.30	368.8%	6.4		1.24	9/01	n/a		1.56	18.8		1.74	16.8

AZR	Aztar Corp	12.15	19.32	59.0%	1.7		1.26	9/01	15.3		1.32	14.6		1.35	14.3

BYD	Boyd Gaming	4.20	8.23	96.0%	1.5		0.26	9/01	31.7		0.37	22.2		0.56	14.7

ISLE	Isle Of Capris Casinos	9.00	16.33	81.4%	2.8		0.96	10/01	17.1		1.12	14.6		1.53	10.7

RIV	Riviera	6.70	4.80	-28.4%	1.4		(1.44)	9/01	n/m		(1.72)	n/m		(1.23)	n/m

STN	Station Casinos	12.88	13.97	8.5%	3.3		0.50	12/01	28.0		0.50	28.0		0.46	30.4

	Min			-28.4%	1.4	x			15.3	x		14.6	x		10.7	x

	Median			59.0%	2.8				22.5			18.8			14.5

	Mean			91.8%	3.3				23.0			19.6			16.5

	Max			368.8%	6.4				31.7			28.0			30.4

	Sierra (at Offer Price)	$41.88	$45.32	8.2%	0.7	x	$1.49	9/01	30.4	x	$0.34	132.8	x	$0.59	76.9	x

(1)	Source: First Call estimates as of 1/31/02.

Precedent M&A Transaction Analysis

Sierra

Valuation Summary – Precedent M&A Transactions
(Figures in thousands, except per share data)

		Transaction								Implied Enterprise				Implied Equity
Company Statistic		Multiples								Valuation				Valuation

		low		median		mean		high		low	median	mean	high	low	median	mean	high
TEV / TTM Sales	$141,873	0.8	x	1.6	x	1.7	x	2.4	x	$108,953	$225,335	$235,466	$344,075	$53,370	$169,752	$179,883	$288,492

TEV / TTM EBITDA	15,700	4.3		6.3		6.3		9.1		67,027	98,905	99,677	142,280	11,444	43,322	44,094	86,697

TEV / TTM EBIT	6,379	4.7		8.5		9.3		18.6		29,938	54,219	59,443	118,719	(25,645)	(1,364)	3,860	63,136

Equity Value / TTM Net Income	3,023	5.5		9.2		10.9		21.3		72,162	83,366	88,684	120,084	16,579	27,783	33,101	64,501

Time Prior	Share	Transaction				Implied Enterprise				Implied Equity
To Announcement	Price (1)	Multiples				Valuation				Valuation

		low	median	mean	high	low	median	mean	high	low	median	mean	high
1 Day Prior	n/a	3.1%	18.1%	29.4%	82.9%	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a

1 Week Prior	$21.00	8.3%	31.7%	36.3%	71.4%	$101,759	$111,718	$113,680	$128,663	$46,176	$56,135	$58,097	$73,080

4 Weeks Prior	$21.00	7.2%	30.8%	40.1%	86.8%	101,265	111,338	115,317	135,212	45,682	55,755	59,734	79,629

(1)	Based on the announcement date of the Initial Offer on 4/25/00.

Sierra

Selected Comparable Gaming Precedent M&A Transactions
($ in millions)

			Implied
					TTM
Announce.			Ent. Value	Equity
Date	Target Name	Acquiror Name	(TEV)	Value	Sales	EBITDA	EBIT	Net Inc

Apr-01	Black Hawk Gaming (1)	Gameco (Mgmt. Group)	$104.3	$51.1	$104.4	$23.1	$15.6	$5.9

Apr-01	Harveys Casino Resorts	Harrah's Entertainment	675.0	341.4	458.2	106.1	64.8	16.0

Apr-01	Empress Casino Joliet	Argosy Gaming Co	465.0	223.8	248.4	73.8	54.7	19.9

Oct-00	Station Casino K.C. & St. Charles	Ameristar Casinos	486.8	486.8	325.3	86.7	n/a	n/a

Jul-00	President Casinos (Davenport)	Isle of Capri Casinos Inc	58.2	58.2	75.8	12.0	8.0	n/a

Jul-00	Las Vegas Hilton (Park Place)	Edward Roski Jr	365.0	n/a	n/a	50.0	n/a	n/a

Jun-00	Santa Fe Hotel Inc	Station Casinos Inc	205.0	205.0	84.5	23.3	11.0	n/a

Jan-00	Gold Dust West Casino	Black Hawk Gaming	26.5	18.6	17.8	5.2	4.1	2.9

Oct-99	Lady Luck Gaming Corp	Isle of Capri Casinos Inc.	258.0	81.0	140.2	39.1	30.9	9.0

Aug-99	Players International Inc	Harrah's Entertainment	422.0	272.0	333.6	55.2	35.6	2.2

Jun-99	Blue Chip Casino Inc. (2)	Boyd Gaming Corp	273.5	273.5	163.7	64.1	58.3	49.9

Jun-98	Grand Casinos Inc	Hilton Hotels Corp	1,200.0	650.0	643.2	191.1	141.2	69.5

Aug-98	Rio Hotel & Casino Inc	Harrah's Entertainment	880.0	518.0	374.9	97.1	73.2	29.7

Sep-98	Empress Entertainment	Horseshoe Gaming LLC	609.0	459.0	404.4	105.2	83.4	63.2

Nov-98	Primadonna Resorts Inc	MGM Grand Inc	612.0	277.0	275.4	91.0	58.6	21.0

Sep-00	Sierra (at Offer Price)		147.6	92.0	141.9	15.7	6.4	3.0

[Additional columns below]

[Continued from above table, first column(s) repeated]

			Implied
											Premium Paid
Announce.			TEV /		TEV /		TEV /		Equity /
Date	Target Name		Sales		EBITDA		EBIT		Net Inc.		4 Week	1 Week	1 Day

Apr-01	Black Hawk Gaming (1)		1.0		4.5		6.7		8.7		71.4%	71.4%	82.9%

Apr-01	Harveys Casino Resorts		1.5		6.4		10.4		21.3		n/a	n/a	n/a

Apr-01	Empress Casino Joliet		1.9		6.3		8.5		11.2		n/a	n/a	n/a

Oct-00	Station Casino K.C. & St. Charles		1.5		5.6		n/a		n/a		n/a	n/a	n/a

Jul-00	President Casinos (Davenport)		0.8		4.9		7.3		n/a		n/a	n/a	n/a

Jul-00	Las Vegas Hilton (Park Place)		n/a		7.3		n/a		n/a		n/a	n/a	n/a

Jun-00	Santa Fe Hotel Inc		2.4		8.8		18.6		n/a		n/a	n/a	n/a

Jan-00	Gold Dust West Casino		1.5		5.1		6.5		6.5		n/a	n/a	n/a

Oct-99	Lady Luck Gaming Corp		1.8		6.6		8.3		9.0		40.1%	60.0%	47.7%

Aug-99	Players International Inc		1.3		7.6		11.9		n/m		21.4%	30.8%	29.5%

Jun-99	Blue Chip Casino Inc. (2)		1.7		4.3		4.7		5.5		n/a	n/a	n/a

Jun-98	Grand Casinos Inc		1.9		6.3		8.5		9.4		7.2%	8.3%	6.4%

Aug-98	Rio Hotel & Casino Inc		2.3		9.1		12.0		17.4		13.8%	14.6%	6.6%

Sep-98	Empress Entertainment		1.5		5.8		7.3		7.3		n/a	n/a	n/a

Nov-98	Primadonna Resorts Inc		2.2		6.7		10.4		13.2		86.8%	32.6%	3.1%
		Min	0.8	x	4.3	x	4.7	x	5.5	x	7.2%	8.3%	3.1%

		Median	1.6		6.3		8.5		9.2		30.8%	31.7%	18.1%

		Mean	1.7		6.3		9.3		10.9		40.1%	36.3%	29.4%

		Max	2.4		9.1		18.6		21.3		86.8%	71.4%	82.9%
Sep-00	Sierra (at Offer Price)		1.0	x	9.4	x	23.1	x	30.4	x	115.8%	115.8%	n/a

(1)	Initial offer of $11/share announced on February 27, 2001 was ammended to $12/share on April 27, 2001. Premiums paid are calculated using the stock prices 1 day, 1 week and 4 weeks prior to the February 27th initial offer date. TTM data is pro forma for the acquisition on Gold Dust West which closed on January 4, 2001.

(2)	Purchase price includes $18.6 million paid for a hotel and parking facility adjacent to the casino which was under construction at the time of sale.

(3)	Boyd purchased the remaining 85% stake in Treasure Chest for $115 million implying a TEV of $135.3 million.

Note:	Financial information excludes restructuring, extraordinary, and non-recurring charges.

Multiples are based on valuations derived as of the Announcement Date, where available.

Sources: Bloomberg News and Company Filings